Exhibit 23.3

CONSENT OF ALVAREZ & MARSAL PRIVATE EQUITY PERFORMANCE

IMPROVEMENT GROUP, LLC

We hereby consent to the use of our name in the Registration Statement on Form S-1 (File No. 333-175475) of GSE Holding, Inc. for the registration of shares of its common stock, and any related preliminary prospectuses and prospectuses and any further amendments or supplements thereto (collectively, the “Registration Statement”) and to all references to us, our report concerning the global geosynthetic products market and the data in that report appearing in the first two sentences under the headings “Prospectus Summary—Our Industry” and “Business—Our Industry”; in the fifth sentence under the headings “Prospectus Summary—Our Industry—Coal Ash Containment” and “Business—Our Industry—Coal Ash Containment”; and in “Business—Competition,” in each case in the form in which they appear in the Registration Statement.

Date: October 14, 2011

ALVAREZ & MARSAL PRIVATE EQUITY PERFORMANCE IMPROVEMENT GROUP, LLC

By:	/s/ Bryan P. Marsal

Name:	Bryan P. Marsal
Title:	Chief Executive Officer